Exhibit 99.1

Carrier Access Reports Second Quarter 2004 Financial Results

Company reports fifth consecutive quarter of revenue growth

BOULDER, Colo. – July 20, 2004 – Carrier Access Corporation (NASDAQ: CACS), a leading provider of broadband communications technologies, today reported results for its second quarter ended June 30, 2004.

Revenue for the second quarter of 2004 was $30.8 million compared to first quarter 2004 revenue of $28.5 million, an 8% increase. Year over year revenue, including revenue from the Paragon acquisition, increased 152% from the $12.2 million reported for the second quarter of 2003.

Net income for the second quarter of 2004 was $3.6 million, or $0.10 per share, compared with the $2.7 million, or $0.09 per share, reported in the first quarter of 2004, an increase of 32%. Year over year net income increased more than 29 times from the $122,000, or $0.00 cents per share, reported for the second quarter of 2003. This marks the fifth consecutive quarter of revenue growth and eighth consecutive quarter of net income growth for Carrier Access.

Revenue for the first six months of 2004 totaled $59.4 million, compared to $23.4 million for the same period of 2003, an increase of 154%. Net income for the first six months of 2004 was $6.3 million or $0.18 per share, compared with net income for the first six months of fiscal 2003 of $239,000 or $0.01 per share.

In the second quarter, Carrier Access was added to the Russell 3000 Index as part of Russell Investment Group’s annual re-evaluation of the closely watched indexes. The Russell 3000 measures the top 3,000 U.S. equities in terms of market capitalization.

“The second quarter 2004 was another positive quarter for Carrier Access. Once again we met our financial expectations and gained increased interest from both current and potential customers for our wireless backhaul and VoIP technologies,” said Roger Koenig, chairman, CEO and president, Carrier Access. “We continue to operate against a solid business plan, and maintain a long-term outlook and commitment to our three focus markets — wireless, broadband and fiber access.”

Carrier Access will conduct a conference call and audio webcast to discuss its second quarter 2004 earnings today at 4:30 p.m. EDT. This call is open to the public. Participants should dial 312-470-0008, domestically or internationally, at least fifteen minutes prior to the scheduled start time and reference Carrier Access. The audio webcast will be simultaneously available and will also be available for replay until July 20, 2005. To access the simultaneous audio webcast or replay, please visit the Carrier Access Investor Relations page at www.carrieraccess.com/investors.

About Carrier Access
 Carrier Access (NASDAQ: CACS) provides next-generation wireline and wireless broadband access technologies that optimize communications services for service providers, enterprises and government agencies. Carrier Access products are designed to enable customers to consolidate and upgrade access capacity, and implement converged IP services while lowering costs and accelerating service revenue. For more information, visit www.carrieraccess.com.

Forward-Looking Statement Caution
 This press release contains forward-looking statements about our ability to attain revenue and maintain our balance sheet, incumbent vendor status, direct and indirect sales channels as well as our growth prospects in wireless and VoIP. Our results of operations for the second quarter of fiscal 2004 and quarter over quarter revenue and net income growth are not necessarily indicative of the results that may be expected for any future period. We caution that actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, continuing uncertainty regarding general economic conditions, changes in capital spending by carriers and telecommunications companies, market acceptance of our products, problems with or at our customers, distributors, OEM’s and/or suppliers, growth rates within our industry, growth rates through acquisition, the financial stability of our customers, the introduction of new competition and technologies, and other risks and uncertainties including those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and other documents periodically filed with the Securities and Exchange Commission. We do not undertake any obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARRIER ACCESS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	June 30,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$93,401	$17,207
Marketable securities available for sale	28,646	19,335
Accounts receivable, net	14,917	18,333
Inventory, net	30,068	26,135
Prepaid expenses and other	3,197	4,708

Total current assets	170,229	85,718
Property and equipment, net	6,294	7,012
Goodwill	6,748	6,748
Intangibles, net	7,034	7,692
Other assets	209	372

Total assets	$190,514	$107,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,569	$12,862
Accrued compensation payable	2,616	2,905
Deferred rent	888	912
Accrued expenses and other liabilities	1,806	1,469

Total liabilities	14,879	18,148
Stockholders’ equity:
Common stock,	34	27
Additional paid-in capital	186,560	106,571
Deferred compensation	—	(12)
Accumulated deficit	(10,925)	(17,185)
Accumulated other comprehensive loss	(34)	(7)

Total stockholders’ equity	175,635	89,394

Total liabilities and stockholders’ equity	$190,514	$107,542

CARRIER ACCESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenue, net	$30,845	12,156	$59,391	23,359
Cost of sales	16,894	6,687	32,506	12,841

Gross profit	13,951	5,469	26,885	10,518

Operating expenses:
Research and development	4,692	2,540	8,662	5,149
Sales and marketing	4,041	2,744	8,617	5,419
General and administrative	1,892	1,298	3,617	2,531
Bad debt expense (recoveries)	(98)	(1,147)	(281)	(2,559)
Intangible asset amortization	307	—	654	—

Total operating expenses	10,834	5,435	21,269	10,540

Income (loss) from operations	3,117	34	5,616	(22)
Other income, net	491	88	711	172

Income before income taxes	3,608	122	6,327	150
Income tax expense (benefit)	52	—	67	(89)

Net income	$3,556	$122	$6,260	$239

Income per share:
Basic	$0.11	$0.00	$0.20	$0.01
Diluted	$0.10	$0.00	$0.18	$0.01
Weighted average common shares:
Basic	33,744	24,798	32,010	24,781
Diluted	35,790	25,489	34,243	25,266

CARRIER ACCESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$6,260	$239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,289	2,037
Provision for (recoveries of) doubtful accounts, net	(281)	(2,559)
Provision for (recoveries of) inventory obsolescence	(224)	(249)
Stock-based compensation	31	61
Changes in operating assets and liabilities:
Accounts receivable	3,697	165
Income taxes receivable	—	6,891
Inventory	(3,709)	(1,081)
Prepaid expenses and other	1,674	(1,065)
Accounts payable and accrued expenses	(3,269)	(709)

Net cash provided by operating activities	6,468	3,730

Cash flows from investing activities:
Purchases of property and equipment	(913)	(398)
Purchases of marketable securities	(18,046)	(6,555)
Sales and maturities of marketable securities available for sale	8,708	5,795

Net cash used by investing activities	(10,251)	(1,158)

Cash flows from financing activities:
Proceeds from stock offering	78,372	—
Proceeds from exercise of stock options	1,605	20

Net cash provided by financing activities	79,977	20
Net increase in cash and cash equivalents	76,194	2,592
Cash and cash equivalents at beginning of period	17,207	14,900

Cash and cash equivalents at end of period	$93,401	$17,492

Supplemental cash flow disclosures:
Income tax refunds	$—	$6,980